UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive
San Antonio, Texas	78216-6999
(Address of principal executive offices)	(Zip Code)

(210) 828-8484
(Registrant’s telephone
number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
On November 14, 2005, Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has determined the consideration to be paid in connection with the previously announced cash tender offers and consent solicitations for its $211 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2008 (the “2008 Subordinated Notes”), $429 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2012 (the “2012 Subordinated Notes”) and $375 million principal amount outstanding of 8% Senior Secured Notes due 2008 (the “2008 Secured Notes” and together with the 2008 Subordinated Notes and the 2012 Subordinated Notes, the “Notes”). The tender offers also include consent solicitations to eliminate substantially all the covenants and certain events of default in the indentures relating to the Notes. The tender offers and consent solicitations are being made pursuant to Tesoro’s Offer to Purchase and Consent Solicitation Statement dated October 31, 2005. The total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2008 Subordinated Notes validly tendered (and not validly withdrawn) is $1,052.06, which includes a $30.00 consent payment. The total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2012 Subordinated Notes validly tendered (and not validly withdrawn) is $1,105.16, which includes a $30.00 consent payment. The total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 2008 Secured Notes validly tendered (and not validly withdrawn) is $ 1,052.46, which includes a $30.00 consent payment. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(c)	Exhibits.

99.1 Press Release issued on November 14, 2005 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005

TESORO CORPORATION
By:	/s/ OTTO C. SCHWETHELM
Otto C. Schwethelm
Vice President and Controller

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on November 14, 2005 by Tesoro Corporation.

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